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                                                                  Rule 424(b)(3)
                                                                      333-112274

            ADDENDUM TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 27, 2004

                                                       Dated: July 1, 2005

                                 STATE 0F ISRAEL
                                   $30,000,000
                                 MAZEL TOV BONDS

                             -----------------------

      The interest rate on each Mazel Tov Bond purchased during the sales period commencing on JULY 1, 2005 and terminating on SEPTEMBER 30, 2005 is 3.71%. The purchase price for each Mazel Tov Bond is $100, and each bond will mature five years after its issue date. The aggregate amount of principal and interest that will be payable upon maturity of each Mazel Tov Bond is $120.

      To ensure purchase of a Bond at such interest rate, the purchase price and all supporting documentation must be received by Development Corporation for Israel by SEPTEMBER 26, 2005.